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                                                                   Exhibit 4.1
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                                                                        NO. ___







                             CRAGAR INDUSTRIES, INC.
             SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

















                           Dated as of January 16, 1998








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                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I           CERTAIN DEFINITIONS........................................2
      Section 1.1.  Certain Definitions........................................2

ARTICLE II          PURCHASE OF SHARES.........................................3
      Section 2.1.  Purchase of Shares; Closing................................3

ARTICLE III         RISK FACTORS...............................................4
      Section 3.1.  Operational Losses; Decreasing Sales; Obligation to
                    Pay Down Credit Facility...................................4
      Section 3.2.  Listing and Maintenance Criteria for Securities; Penny
                    Stock Rules................................................5
      Section 3.3.  Best Efforts Offering......................................6

ARTICLE IV          REPRESENTATIONS AND WARRANTIES.............................6
      Section 4.1.  Representations and Warranties of the Company..............6
      Section 4.2.  Representations and Warranties of the Purchasers...........9

ARTICLE V           OTHER AGREEMENTS OF THE PARTIES...........................11
      Section 5.1.  Transfer Restrictions.....................................11
      Section 5.2.  Stop Transfer Instruction.................................12
      Section 5.3.  Furnishing of Information.................................12
      Section 5.4.  Copies of Disclosure Materials............................12
      Section 5.5.  Blue Sky Laws.............................................13
      Section 5.6.  Solicitation Materials....................................13
      Section 5.7.  Subsequent Financial Statements...........................13
      Section 5.8.  Charter Documents.........................................13
      Section 5.9.  Listing of Underlying Shares..............................13
      Section 5.10. Conversion Procedures.....................................13
      Section 5.11. Registration Statement....................................13
      Section 5.12. Warrants..................................................14

ARTICLE VI          CONDITIONS PRECEDENT TO CLOSING...........................14
      Section 6.1.  Conditions Precedent to Obligations of each Purchaser.....14
      Section 6.2.  Conditions Precedent to Obligations of the Company........15

ARTICLE VII         TERMINATION...............................................16
      Section 7.1.  Termination by Mutual Consent.............................16
      Section 7.2.  Termination by the Company or the Purchasers..............16
      Section 7.3.  Termination by the Company................................17
      Section 7.4.  Termination by the Purchasers.............................17


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ARTICLE VIII        MISCELLANEOUS.............................................17
      Section 8.1.  Fees and Expenses.........................................17
      Section 8.2.  Entire Agreement; Amendments..............................18
      Section 8.3.  Notices...................................................18
      Section 8.4.  Amendments; Waivers.......................................18
      Section 8.5.  Headings..................................................19
      Section 8.6.  Successors and Assigns....................................19
      Section 8.7.  No Third Party Beneficiaries..............................19
      Section 8.8.  Governing Law.............................................19
      Section 8.9.  Counterpart Signatures....................................19
      Section 8.10. Severability.............................................19
      Section 8.11. Remedies.................................................20

                                    SCHEDULES

                  4.1(a)      List of Subsidiaries
                  4.1(c)      Capitalization, Rights, Warrants, Options
                  4.1(g)      Legal Proceedings
                  4.1(i)      No Default or Violation


                                    EXHIBITS

                  A     List of Purchasers
                  B     Certificate of Designation
                  C     Forms of Conversion or Redemption Notice
                  D     Warrant to Purchase Common Stock (Issuance)
                  E     Warrant to Purchase Common Stock (Redemption)


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      THIS SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT, dated as of
January 16, 1998 (this "Agreement"), is entered into by and among CRAGAR INDUSTRIES, INC., a Delaware corporation (the "Company"), and the purchasers described on Exhibit A attached hereto (collectively, the "Purchasers" and each individually, the "Purchaser").


      THE SECURITIES REFERRED TO HEREIN HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER ANY UNITED STATES OR FOREIGN FEDERAL OR STATE SECURITIES LAWS, NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, OR ANY OTHER FOREIGN, FEDERAL OR STATE REGULATORY AUTHORITY, PASSED ON OR ENDORSED THE ACCURACY OR ADEQUACY OF THIS PURCHASE AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. THE SECURITIES REFERRED TO HEREIN MAY BE RESOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF BY AN INVESTOR ONLY IF SUCH SECURITIES HAVE BEEN REGISTERED UNDER FEDERAL SECURITIES LAWS AND, WHERE REQUIRED, UNDER THE LAWS OF OTHER JURISDICTIONS, OR IF SUCH PROPOSED SALE, TRANSFER OR DISPOSITION IS EXEMPT FROM SUCH REGISTRATION.

      THIS AGREEMENT IS HIGHLY CONFIDENTIAL AND HAS BEEN PREPARED BY THE COMPANY SOLELY FOR USE IN CONNECTION WITH A PRIVATE PLACEMENT OF THE COMPANY'S SERIES A CONVERTIBLE PREFERRED STOCK. BY ACCEPTING DELIVERY OF THIS AGREEMENT, THE RECIPIENT AGREES TO USE THE INFORMATION CONTAINED HEREIN SOLELY FOR THE PURPOSE OF EVALUATING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY AND FOR NO OTHER PURPOSE WHATSOEVER. THE RECIPIENT AGREES THAT IT SHALL NOT DISCLOSE THE INFORMATION CONTAINED HEREIN TO ANY PERSON AT ANY TIME OR IN ANY MANNER, DIRECTLY OR INDIRECTLY, EXCEPT AS MAY BE AUTHORIZED BY THE COMPANY IN WRITING PRIOR TO SUCH DISCLOSURE, AND THEN ONLY AFTER SUCH THIRD PARTY HAS EXECUTED AND DELIVERED TO THE COMPANY A LETTER SUBSTANTIALLY THE SAME AS THE PROVISIONS OF THIS CONFIDENTIALITY NOTICE. THE RECIPIENT ACKNOWLEDGES THAT IT IS AWARE THAT THE SECURITIES LAWS OF THE UNITED STATES PROHIBIT ANY PERSON WHO HAS MATERIAL, NON-PUBLIC INFORMATION CONCERNING THE COMPANY FROM PURCHASING OR SELLING SECURITIES IN RELIANCE UPON SUCH INFORMATION AND FROM COMMUNICATING SUCH INFORMATION TO ANY OTHER PERSON OR ENTITY UNDER CIRCUMSTANCES IN WHICH IT IS REASONABLY FORESEEABLE THAT SUCH PERSON OR ENTITY IS LIKELY TO PURCHASE OR SELL SUCH SECURITIES IN RELIANCE UPON SUCH INFORMATION.

      WHEREAS, the Company desires to issue and sell to the Purchasers and the Purchasers desire to acquire shares of the Company's Series A Convertible Preferred Stock, $.01 par value per share (the "Preferred Stock").


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      IN CONSIDERATION of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

      Section 1.1. Certain Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meaning indicated:

      "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions chartered under the laws of the State of Arizona are authorized or required by law or other government actions to close.

      "Certificate of Designation" shall have the meaning set forth in Section 2.1(a).

      "Closing" shall have the meaning set forth in Section 2.1(b).

      "Closing Date" shall have the meaning set forth in Section 2.1(b).

      "Commission" means the United States Securities and Exchange Commission.

      "Common Stock" means the Company's common stock, $.01 par value per share.

      "Disclosure Materials" means, collectively, this Agreement and the Exhibits and Schedules hereto together with the Company's Prospectus dated December 18, 1996, the Company's Proxy Statement dated April 16, 1997, the Company's Form 10-K for the year ended December 31, 1996, the Company's Forms 10-Q for the quarters ended March 31, June 30 and September 30, 1997 and the Company's Form 8-K dated September 19, 1997 and January 15, 1998, together with all exhibits filed with the Commission in connection with such documents.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, encumbrance, charge or security interest of any kind in or on such asset or the revenues or income thereon or therefrom.

      "Material Adverse Effect" means a material and adverse effect on or change in the business, prospects, assets, properties, financial condition or results of operation of the Company.

      "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.


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      "Preferred Stock" shall have the meaning set forth in the recitals hereto.

      "Purchase Price" shall have the meaning set forth in Section 2.1(a).

      "SEC Documents" shall have the meaning set forth in Section 4.1(j).

      "Securities Act" means the Securities Act of 1933, as amended.

      "Shares" means the shares of Preferred Stock purchased by the Purchasers pursuant to this Agreement.

      "Underlying Shares" means the shares of Common Stock into which the Shares are convertible and any shares of Common Stock received as a dividend with respect to the Shares and convertible in accordance with the terms hereof and the Certificate of Designation.


                                   ARTICLE II
                               PURCHASE OF SHARES

      Section 2.1. Purchase of Shares; Closing.

            (a) Subject to the terms and conditions herein set forth, the Company shall issue and sell to the Purchasers, and each of the Purchasers shall purchase from the Company, on the Closing Date the number of Shares indicated next to its name on Exhibit A or as otherwise designated at Closing, which Shares shall have the respective rights, preferences and privileges set forth in Exhibit B (the "Certificate of Designation"), for a price per Share of US $100 (the "Purchase Price"). In no event, however, shall the Company be required to sell more than 24,000 Shares.

            (b) The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of the Company, immediately following the execution hereof, or at such other time and/or place as the Purchasers and the Company may agree, provided, however, in no case shall the Closing take place later than the second Business Day after the last of the conditions listed in Article VI is satisfied or waived by the appropriate party. The date of the Closing is hereinafter referred to as the "Closing Date."

            (c) At the Closing, (i) the Company shall deliver to each of the Purchasers (A) one or more stock certificates representing the Shares purchased hereunder, in definitive form and registered in the name of each Purchaser and
(B) all documents, instruments and writings required to have been delivered at or prior to Closing by the Company pursuant to this Agreement, (ii) each of the Purchasers shall deliver to the Company (A) its respective portion of the Purchase Price as determined pursuant to this Article II in United States Dollars in immediately available funds by wire transfer to an account designated in writing by the Company prior to the Closing and (B) all


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documents, instruments and writings required to have been delivered at or prior to Closing by the Purchasers pursuant to this Agreement.


                                   ARTICLE III
                                  RISK FACTORS

      THE SECURITIES REFERRED TO HEREIN INVOLVE CERTAIN ELEMENTS OF RISK, INCLUDING, BUT NOT LIMITED TO, THE FACTS DISCUSSED BELOW. IN ADDITION TO THE OTHER INFORMATION CONTAINED HEREIN AND IN THE DISCLOSURE MATERIALS, PURCHASERS SHOULD REVIEW CAREFULLY THE FOLLOWING RISK FACTORS ATTENDANT TO THIS TRANSACTION.

      NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, ARE MADE AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR IN ANY DOCUMENTS FURNISHED BY THE COMPANY UPON REQUEST, AND NOTHING CONTAINED HEREIN IS, OR SHALL BE RELIED UPON AS, A PROMISE OR REPRESENTATION AS TO FUTURE PERFORMANCE OF EVENTS. THIS AGREEMENT DOES NOT PURPORT TO CONTAIN ALL OF THE INFORMATION THAT MAY BE REQUIRED TO EVALUATE AN INVESTMENT IN THE COMPANY AND ANY RECIPIENT HEREOF SHOULD CONDUCT ITS OWN INDEPENDENT ANALYSIS.

      THE COMPANY MAKES NO REPRESENTATIONS CONCERNING THE LEGAL, FINANCIAL OR TAX CONSEQUENCES OF ANY INVESTMENT IN THE COMPANY TO ANY PARTICULAR PURCHASER. PURCHASERS SHOULD CONSULT WITH THEIR OWN PROFESSIONAL ADVISORS WITH RESPECT TO LEGAL AND FINANCIAL, AS WELL AS UNITED STATES AND FOREIGN FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

      Section 3.1. Operational Losses; Decreasing Sales; Obligation to Pay Down Credit Facility. The Company is currently experiencing a significant liquidity shortfall. From inception in 1992, the Company has incurred substantial operating losses resulting in an accumulated deficit of $11,820,073 as of September 30, 1997. At September 30, 1997, the Company had a working capital deficit of $818,110. The Company incurred a net operating loss of $3,962,243 for the nine months ended September 30, 1997, of which $3,258,115 is attributable to an increase in allowance for bad debt related to the accounts receivable from the Company's primary customer, Super Shops, Inc. ("Super Shops"), which filed for Chapter 11 bankruptcy protection on September 19, 1997. In addition, net sales for the nine months ended September 30, 1997 decreased from $16,056,074 to $13,770,728, or 14.2%, from the comparable period of 1996, primarily due to the Company's decision to withdraw from a low margin relationship with a customer, the reduction of sales of wire wheels, and the lack of shipments to Super Shops because of its bankruptcy. Since September 30, 1997, the Company's financial condition has continued to deteriorate.


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      In April 1995, the Company entered into a revolving credit facility (the
"Credit Facility") with Norwest Business Credit, Inc. ("Norwest"). The credit facility currently has a maximum commitment of $9,500,000. As of September 28, 1997, the Company has failed to meet several of its financial covenants under the Credit Agreement and the outstanding balance under the Credit Facility was approximately $5,752,171, an amount that exceeded the Company's borrowing base thereunder by $846,524. On December 5, 1997, Norwest advised the Company that as of September 28, 1997, the Company was in default under the terms of the Credit Agreement and, among other remedies available, Norwest could charge a penalty rate of interest. As of the date hereof, Norwest has not elected to charge such penalty rate of interest. The Company has entered into an amendment to the Credit Facility with Norwest which requires the Company to reduce the over advance to zero by January 24, 1998. The Company presently intends to apply a significant portion of the proceeds of the sale of the Shares to pay down this obligation, but there is no assurance that the Company will be able to meet this requirement by January 24, 1998. Norwest continues to permit the Company to borrow funds under the Credit Agreement, but there is no assurance it will advance funds in the future. The Company has sought alternative bank financing should Norwest decide to terminate its relationship with the Company. The Company has received three proposals from alternative sources and continues to seek alternative financing arrangements; however, there can be no assurance of the Company being able to secure alternative financing.

      With the recent bankruptcy of Super Shops, the Company is uncertain whether the anticipated cash flow from operations will be sufficient to meet the Company's anticipated operating and capital needs. There can be no assurance that the Company's cash flow will be sufficient to finance its operations as currently planned or that it will be able to supplement its cash flow with additional financing on favorable terms, or at all. If the Company is unable to meet its current and future revenue growth plans, the Company would be forced to adopt one or more alternatives, such as reducing or delaying expansions, reducing or discontinuing some or all of its operations, or seeking protection under the federal bankruptcy laws.

      Section 3.2. Listing and Maintenance Criteria for Securities; Penny Stock Rules. The Common Stock is listed on the Nasdaq Smallcap Market and the Boston Stock Exchange. There can be no assurance that the Company in the future will meet the requirements for continued listing on the Nasdaq Smallcap Market or the Boston Stock Exchange with respect to the Common Stock. If the Common Stock fails to maintain such listings, the market value of the Company Stock and the value of the Shares likely would decline and holders likely would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock. In addition, if the Company fails to maintain the Nasdaq Smallcap Market Listing for its securities, and no other exclusion from the definition of a "penny stock" under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is available, then any broker engaging in a transaction in the Company's securities would be required to provide any customer with a risk disclosure document, disclosure of market quotations, if any, disclosure of the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market values of the Company's securities held in the customer's accounts. The bid and offer quotation and compensation information must be provided prior to effecting the transaction and must be


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
contained on the customer's confirmation. If brokers become subject to the "penny stock" rules when engaging in transactions in the Company's securities, they would become less willing to engage in such transactions, thereby making it more difficult for the Company's securityholders to dispose of Common Stock and Preferred Stock.

      On November 14, 1997, Nasdaq informed the Company that, as of September 30, 1997, the Company failed to meet the minimum capital and surplus requirements for the continued listing of the Common Stock on the Nasdaq Smallcap Market and that, as of January 15, 1998, the Common Stock would be delisted from the Nasdaq Smallcap Market unless the Company could provide Nasdaq with a report filed with the Commission demonstrating the Company's compliance with all Nasdaq Smallcap Market listing requirements, including a minimum level of net tangible assets equal to $2,000,000. The Company has filed a Current Report on Form 8-K, dated January 15, 1998, which the Company believes indicates that the Company has met such requirements, however, there is no assurance that the Nasdaq will confirm that the Company has met such requirements. The Company also has been advised by the Boston Stock Exchange that compliance with Nasdaq requirements will constitute compliance with the maintenance requirements for listing on the Boston Stock Exchange. There is no assurance that the Company will meet the listing requirements for the Nasdaq Smallcap Market or that its Common Stock will continue to be listed on the Nasdaq Smallcap Market.

      Section 3.3. Best Efforts Offering. There is no firm commitment on the part of Community Investment Services, Inc. ("Community") to purchase any or all of the Shares offered hereby. Rather, Community has agreed to sell the Shares on a "10,000 Shares or none, best efforts" basis. Accordingly, there can be no assurance that any or all of the Shares being offered hereby will be sold. Unless 10,000 Shares are sold, the offering will terminate and all funds theretofore received from the sale of the Shares will be promptly returned to the subscribers without deduction therefrom or interest thereon. Moreover, during the offering period, subscribers will not be entitled to a return of their subscriptions. Therefore, prospective investors in the Shares should consider that any funds used by them to purchase Shares in the offering could be unavailable for the entire duration of the offering period and, in the event that 10,000 Shares are not sold during the offering period, such funds could be returned to them at the close of the offering period without interest thereon.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

      Section 4.1. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers as follows:

            (a) Organization and Qualification. The Company is a corporation, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as


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currently conducted. The Company has no subsidiaries. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

            (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

            (c) Capitalization. The authorized, issued and outstanding capital stock of the Company is set forth in Schedule 4.1(c). Except as set forth in
Schedule 4.1(c), no shares of Common Stock are entitled to preemptive or similar rights. Except as disclosed in Schedule 4.1(c), and except as a result of the purchase and sale of the Shares hereunder, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Shares hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The Company is not in violation of any of the provisions of its Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), Bylaws or other charter documents.

            (d) Issuance of Shares. The Shares are duly authorized and, when issued against payment therefor in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable. The Company has, and at all times while the Shares are outstanding will maintain, a reserve of shares of Common Stock reasonably estimated by it to be sufficient to enable it to perform its obligations under this Agreement and the Certificate of Designation. When issued in accordance with the terms hereof and the terms of the Certificate of Designation, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable.

            (e) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby does not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject, or by which any property or assets of the Company is bound or affected; except for, in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (f) Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement except for the filing of the Certificate of Designation with the Secretary of State of Delaware and except for consents, waivers, authorizations, orders, filings or registrations which the Company's failure to obtain or make, as the case may be, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (g) Litigation Proceedings. Except as disclosed in the Disclosure Materials or in Schedule 4.1(g), there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company or any of its properties before or by any court, governmental or administrative agency or regulatory authority (Federal, State, county, local or foreign) which (i) relates to or challenges the legality, validity or enforceability of this Agreement or the Shares (ii) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) could, individually or in the aggregate, reasonably be expected to impair the ability of the Company to perform fully on a timely basis its obligations under this Agreement in any material respect.

            (h) Certain Fees. No fees or commission will be payable by the Company to any broker, finder, investment banker or bank with respect to the consummation of the transactions contemplated hereby, except those payable to Community.

            (i) No Default or Violation. Except as disclosed in the Disclosure Materials or in Schedule 4.1(i), the Company is not (i) in default under or in violation of any material indenture, loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties is bound, except such conflicts or defaults that could not reasonably be expected to have a Material Adverse Effect, (ii) in violation of any order of any court, arbitrator or governmental body, except for such violations that could not reasonably be expected to have a Material Adverse Effect, or (iii) in violation of any statute, rule or regulation of any governmental authority which could reasonably be expected to (individually or in the


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
aggregate) (x) have a Material Adverse Effect or (y) adversely impair the Company's ability or obligation to perform fully on a timely basis its obligations under this Agreement in any material respect.

            (j) SEC Documents. The Company has filed all reports required to be filed by it under the Exchange Act, pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Documents") on a timely basis. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents when filed with the Commission complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise indicated in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

      Section 4.2. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company as follows:

            (a) Organization; Authority. The residence or business address set forth below each Purchaser's name in Schedule 2.1 is such Purchaser's true and correct residence or principal place of business and is the only jurisdiction in which an offer to invest in the Shares was made to such Purchaser. Such Purchaser has no present intention of becoming a resident of (or moving its principal place of business to) any other state or jurisdiction. The Purchasers have the requisite power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out their obligations hereunder. The purchase of the Shares by each Purchaser hereunder has been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by each Purchaser or on its behalf and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally, and general principles of equity.

            (b) Investment Intent. Each Purchaser is acquiring the Shares and will be acquiring the Underlying Shares for its own account (and/or on behalf of managed accounts who are purchasing or will acquire solely for their own accounts for investment) for investment purposes only and not with a view to or for distributing or reselling such Shares or the Underlying Shares or any part thereof or interest therein, without prejudice, however, to the Purchaser's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Shares or the Underlying Shares upon conversion thereof, pursuant to an effective registration statement pursuant to the Securities Act or under an exemption from such registration, and, in any case, in compliance with applicable state securities laws.

            (c) Purchaser Status. At the time each Purchaser (and any account for which it is purchasing) was offered the Shares, it (and any account for which it is purchasing) was, and at the date hereof, it (and any account for which it is purchasing) is, and at the Closing Date, it (and any account for which it is purchasing) will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act and is also deemed an institutional investor.

            (d) Experience of Purchaser. Each Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares and the Underlying Shares, and has so evaluated the merits and risks of such investment.

            (e) Ability of Purchasers to Bear Risk of Investment. Each Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment. Each Purchaser recognizes that an investment in the Shares and the Underlying Shares is highly speculative and involves substantial risk. Each Purchaser understands that the terms of the offering of the Shares has been determined solely by the Company and Community. In connection with each Purchaser's investment in the Shares, each has obtained the advice of such Purchaser's own investment advisors, counsel and accountants and such advisors have been furnished all information relating to the Company, the Shares and the Underlying Shares which such Purchaser or such advisors have requested. Each Purchaser has been advised that the Company has generated significant operating losses since its inception and is currently experiencing significant capital and liquidity shortfalls.

            (f) Prohibited Transactions. The Shares to be purchased by each Purchaser are not being acquired, directly or indirectly, with the assets of any "employee benefit plan", within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

            (g) Access to Information. Each Purchaser acknowledges receipt of the Disclosure Materials and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary to, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares and the Underlying Shares; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Shares and the Underlying Shares; and (iii) the opportunity to obtain such additional information which the

Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Shares and the Underlying Shares and to verify the accuracy and completeness of the information contained in the Disclosure Materials.

            (h) Reliance. Every Purchaser understands and acknowledges that (i) the Shares are being offered and sold, and the Underlying Shares are being offered, to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations, and each Purchaser hereby consents to such reliance.


                                    ARTICLE V
                         OTHER AGREEMENTS OF THE PARTIES

      Section 5.1. Transfer Restrictions. If a Purchaser should decide to dispose of any of the Shares to be purchased hereunder (and, upon conversion thereof, any Underlying Shares), such Purchaser understands and agrees that it may do so only (i) pursuant to an effective registration statement under the Securities Act, (ii) to the Company or (iii) pursuant to an available exemption from registration under the Securities Act and, in any case, in compliance with other applicable securities laws. In connection with any transfer of any Shares or the Underlying Shares other than pursuant to an effective registration statement or to the Company, the Company may require that the transferor of such Shares or Underlying Shares, as the case may be, provide to the Company an opinion of counsel selected by the transferor experienced in the area of United States or such other jurisdiction's securities laws, the form and substance of which opinion shall be reasonably satisfactory to the Company and to the effect that such transfer does not require registration of such Shares or Underlying Shares under the Securities Act, or any other securities law.

      Each Purchaser agrees to the imprinting, so long as the Company reasonably believes appropriate, of the following legend on certificates representing the Shares or Underlying Shares:

      NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, THEY MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THESE SECURITIES AGREES THAT IT WILL NOT RESELL, PLEDGE OR OTHERWISE TRANSFER THESE SECURITIES OR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE, EXCEPT
(A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR
(B) PURSUANT TO AN AVAILABLE

EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. IF THE PROPOSED TRANSFER IS TO BE MADE OTHER THAN PURSUANT TO CLAUSE (A) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 PROMULGATED UNDER THE SECURITIES ACT.

            The legend set forth above may be removed if and when the Shares or the Underlying Shares, as the case may be, represented by such certificate, are disposed of pursuant to an effective registration statement under the Securities Act or if, in the opinion of counsel to the Company experienced in the area of United States securities laws, such legend is no longer required under applicable requirements of the Securities Act. The stock certificates representing the Shares shall also bear any other legends required by applicable foreign, Federal or state securities laws, which legends may be removed when, in the opinion of counsel to the Company experienced in the applicable securities laws, such legends are no longer required under the applicable requirements of such securities laws. The Company agrees that it will provide the Purchasers, upon request, with a substitute stock certificate or certificates free from such legend at such time as such legend is not longer applicable. Each Purchaser agrees that, in connection with any transfer of Shares or Underlying Shares by it pursuant to an effective registration statement under the Securities Act, each Purchaser will comply with all prospectus delivery requirements of the Securities Act. The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of Shares or Underlying Shares.

      Section 5.2. Stop Transfer Instruction. Each Purchaser agrees that the Company shall be entitled to make a notation on its records and give instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth in this Agreement.

      Section 5.3. Furnishing of Information. As long as any Purchaser owns Shares or Underlying Shares, the Company will promptly furnish to it upon written request all reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act (or if the Company is not at the time required to file reports pursuant to such sections, annual and quarterly reports comparable to those required by Section 13(a) or 15(d) of the Exchange Act).

      Section 5.4. Copies of Disclosure Materials. The Company shall furnish the Purchasers, without charge, with as many copies of the Disclosure Materials, and any amendments or supplements thereto, as the Purchasers may reasonably request.

      Section 5.5. Blue Sky Laws. The Company shall cooperate with the Purchasers in connection with the qualification of the Shares and the Underlying Shares under the securities or Blue Sky laws of such jurisdictions as the Purchasers may reasonably request and use its best efforts to continue such qualification at all times through the third anniversary of the Closing Date; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation where it is not now so qualified.

      Section 5.6. Solicitation Materials. The Company shall not distribute any offering materials in connection with the offering and sale of the Shares other than the Disclosure Materials.

      Section 5.7. Subsequent Financial Statements. The Company shall, upon written request, furnish to the Purchasers, promptly after they are filed with the Commission, a copy of all financial statements for any period subsequent to the period covered by the financial statements included in the Disclosure Materials.

      Section 5.8. Charter Documents. From the date hereof through the Closing Date, the Company shall not, without the consent of the Purchasers and except as contemplated hereby, (i) amend its Certificate of Incorporation, Bylaws or other charter documents so as to adversely affect any rights of the Purchasers; (ii) redeem, repurchase or offer to repurchase or otherwise acquire shares of its Common Stock; or (iii) enter into any agreement with respect to any of the foregoing.

      Section 5.9. Listing of Underlying Shares. The Company shall use reasonable efforts to cause the Underlying Shares to be approved for listing on the Nasdaq Smallcap Market (or any other national securities exchange or market on which the Common Stock is listed) and shall provide to the Purchasers upon written request evidence of such listing.

      Section 5.10. Conversion Procedures. The Certificate of Designation attached hereto as Exhibit B sets forth the procedures with respect to the conversion of the Shares, including the form of conversion notice to be provided by a Purchaser upon conversion, and by the Company in connection with a Company redemption or Company conversion, which forms are attached hereto as Exhibits C(1), (2) and (3).

      Section 5.11. Registration Statement. The Company will file with the Commission within 120 days after the Closing Date (the date on which the 120-day period expires being hereinafter referred to as the "Filing Date"), a shelf registration statement (the "Registration Statement") on Form S-3 or other applicable form covering the resale of the Underlying Shares by the Purchasers upon conversion of the Shares, and thereafter shall use its best efforts to cause the Registration Statement to be declared effective as soon as practicable following such Filing Date and to maintain such effectiveness for a period of two (2) years from the Closing Date; provided, however, that the Company shall have the right to suspend the Purchaser's use of the Registration Statement for the resale of the Underlying Shares, if (i) in the opinion of counsel for the Company, the Company would thereby be required to disclose information not otherwise then required by law to be publicly disclosed and (ii) in the good faith judgment of the Board of Directors of the Company, such disclosure could adversely affect any material corporate development or business transaction contemplated by the Company. The Company shall use all commercially reasonable efforts to minimize the period of time during which the Purchasers may not use the Registration Statement for the resale of the Underlying Shares; provided, however, that the foregoing shall not require the Company to alter its actions with respect to such corporate development or business transaction. At the time of any conversion of such Shares, the Company will deliver a current prospectus under the Registration Statement to each of the converting Purchasers.

            If the Registration Statement to be filed by the Company is not declared effective by the Commission for any reason by the Filing Date, then for each month after the Filing Date that such Registration Statement shall not have been so declared effective, the Floating Price (as computed and defined in the Certificate of Designation), shall be decreased by 1%, but in no event shall the discount to the Floating Price exceed 20%; provided, however, that if at the end of seven months from the Filing Date such Registration Statement shall not have been so declared effective, the Company shall effect a Company Redemption as defined in the Certificate of Designation.

            All indemnification rights set forth in Section 7.3 of the form of Warrant to Purchase Common Stock attached hereto as Exhibit D (as described in
Section 5.13) shall inure to the benefit of the Purchasers and the Company with respect to the registration of the resale of the Underlying Shares pursuant to the Registration Statement as if the provisions of Section 7.3 of such Warrants were applicable hereto.

      Section 5.12. Warrants. The Company will grant warrants equal in number to the Purchase Price paid by each Purchaser divided by 120% of the Fixed Price (as defined in the Certificate of Designation) in the form of the Warrant to Purchase Common Stock attached as Exhibit D exercisable per warrant share at 120% of the Fixed Price (as determined in the Certificate of Designation) for each purchase of 1,000 Shares. In addition, the Company also has an option to redeem the Preferred Stock, in whole or in part, upon a cash payment to the Purchasers and delivery to the Purchasers of a warrant to purchase Common Stock, in the form of Warrant to Purchase Common Stock attached hereto as Exhibit E, upon the terms set forth in the Certificate of Designation.


                                   ARTICLE VI
                         CONDITIONS PRECEDENT TO CLOSING

      Section 6.1. Conditions Precedent to Obligations of each Purchaser. The obligation of each Purchaser to purchase the Shares is subject to the satisfaction or waiver by each Purchaser at or prior to the Closing, of each of the following conditions:

            (a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date);

            (b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing;

            (c) No Prohibitions. The purchase of and payment for the Shares (and upon conversion thereof, the issuance of the Underlying Shares) hereunder (i) shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation and (ii) shall not subject the Purchasers to any penalty, or, in their reasonable good faith judgment, other onerous condition under or pursuant to any applicable law or governmental regulations that would materially reduce the benefits to the Purchasers of the purchase of the Shares or the Underlying Shares (provided, however, that such regulation, law or onerous condition was not publicly proposed or in effect in such form at the date of this Agreement);

            (d) Company Certificates. The Purchasers shall have, upon written request, received a certificate, dated the Closing Date, signed by the Secretary or an Assistant Secretary of the Company and certifying (i) that attached thereto is a true, correct and complete copy of (A) the Company's Amended and Restated Certificate of Incorporation, (B) the Company's Bylaws, as amended to the date thereof, and (C) resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the issuance and sale of the Shares and the Underlying Shares and (ii) the incumbency of officers executing this Agreement;

            (e) No Suspensions of Trading in Common Stock. Trading in the Common Stock shall not have been suspended by the Commission or any exchange or market on which the Common Stock is listed or quoted (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company and except for any suspension of trading attributable to the delisting of the Common Stock from the Nasdaq Smallcap Market and the Boston Stock Exchange);

            (f) Delivery of Stock Certificates. The Company shall have delivered to the Purchasers the stock certificate(s) representing the Shares, registered in the name of the Purchasers, each in form satisfactory to each Purchaser.

      Section 6.2. Conditions Precedent to Obligations of the Company. The obligation of the Company to issue and sell the Shares hereunder is subject to the satisfaction or waiver by the Company, at or prior to the Closing, of each of the following conditions:

            (a) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of the Purchasers shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date);

            (b) Performance by the Purchasers. The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

            (c) No Prohibitions. The sale of the Shares (and upon conversion thereof, the issuance of the Underlying Shares) hereunder (i) shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation and (ii) shall not subject the Company to any penalty, or, in its reasonable good faith judgment, any other onerous condition under or pursuant to any applicable law or governmental regulation that would materially reduce the benefits to the Company of the sale of Shares or the Underlying Shares to the Purchasers (provided, however, that such regulation, law or onerous condition was not publicly proposed or in effect in such form at the date of this Agreement).

            (d) Minimum Offering Sold. Purchasers offering to purchase, in the aggregate, not less than 10,000 Shares shall have delivered executed copies of this Agreement to the Company not later than five days prior to the Closing Date.


                                   ARTICLE VII
                                   TERMINATION

      Section 7.1. Termination by Mutual Consent. This Agreement may be terminated at any time prior to Closing by the mutual consent of the Company and the Purchasers.

      Section 7.2. Termination by the Company or the Purchasers. This Agreement may be terminated prior to Closing by either the Company or the Purchasers, by giving written notice of such termination to the other party, if:


            (a) the Closing shall not have occurred by February 28, 1998; provided that the terminating party is not then in material breach of its obligations under this Agreement in any manner that shall have caused the failure referred to in this paragraph (a);


            (b) there shall be in effect any statute, rule, law or regulation that prohibits the consummation of the Closing or if the consummation of the Closing would violate any unappealable final judgment, order, decree, ruling or injunction of any court of or governmental authority having competent jurisdiction; or

            (c) there shall have been an amendment to Regulation D or an interpretive release promulgated or issued thereunder, which, in the reasonable judgment of the terminating party, would materially adversely affect the transactions contemplated hereby.

      Section 7.3. Termination by the Company. This Agreement may be terminated prior to Closing by the Company, by giving notice of such termination to the Purchasers, if the Purchasers have materially breached any representation, warranty, covenant or agreement contained in this Agreement and such breach is not cured within five business days following receipt by the Purchasers of notice of such breach.

      Section 7.4. Termination by the Purchasers. This Agreement may be terminated prior to Closing by the Purchasers, by giving notice of such termination to the Company, if:

            (a) the Company has breached any representation, warranty, covenant or agreement contained in this Agreement and such breach is not cured within five business days following receipt by the Company of notice of such breach;

            (b) trading in the Common Stock has been suspended by the Commission or any exchange or market on which the Common Stock is listed or quoted (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company and except for any suspension of trading attributable to the delisting of the Common Stock from the Nasdaq Smallcap Market and the Boston Stock Exchange).


                                  ARTICLE VIII
                                  MISCELLANEOUS

      Section 8.1. Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all United States stamp and other taxes and duties levied in connection with the issuance of the Shares (and upon conversion thereof, the Underlying Shares) pursuant hereto. The Purchasers shall be responsible for their own tax liability that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall pay (i) all costs, expenses, fees and all taxes incident to and in connection with, (A) the preparation, printing and distribution of the Disclosure Materials and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the issuance and delivery of the Shares and, upon conversion thereof, the Underlying Shares, (C) the qualification of the Shares and, upon conversion thereof, the Underlying Shares for offer and sale under the securities or Blue Sky laws of the several states

(including, without limitation, the fees and disbursements of the Purchasers' counsel relating to such registration and qualification), (D) furnishing such copies of the Disclosure Materials and all amendments and supplements thereto, as may reasonably by requested for use in connection, with resales of the Shares and, upon conversion thereof, the Underlying Shares, and (E) the preparation of certificates for the Shares and, upon conversion thereof, the Underlying Shares (including, without limitation, printing and engraving thereof), (ii) all fees and expenses of the counsel and accountants of the Company and (iii) all expenses and listing fees in connection with the application of the Company for quotation of the Underlying Shares on any exchange or market on which the Common Stock is listed or quoted.

      Section 8.2. Entire Agreement; Amendments. This Agreement, together with the Exhibits, and Schedules hereto, contains the complete and entire understanding of the parties with respect to the subject matter hereto and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

      Section 8.3. Notices. Any notice or other communication required or permitted to be given hereunder shall by in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

            If to the Company:


            Cragar Industries, Inc.
            4336 North 43rd Avenue
            Phoenix, Arizona   85031
            Attention:  Michael L. Hartzmark, Ph.D., President
            Tel:  (602) 247-1300
            Fax:  (602) 846-0684


            If to the Purchasers, at the address as set forth on Schedule 2.1 hereof or such other address as may be designated in writing hereafter, in the same manner, by such person.

      Section 8.4. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchasers, or in the case of a wavier, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

      Section 8.5. Headings. The headings herein do no constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

      Section 8.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor any Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

      Section 8.7. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provisions hereto be enforced by, any other Person.

      Section 8.8. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Arizona without regard to the principles of conflicts of law thereof. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Arizona by virtue of a failure to perform an act required to be performed in the State of Arizona and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Arizona for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in the State of Arizona, and further irrevocably waive any claim that any suit, action or proceeding brought in the State of Arizona has been brought in an inconvenient forum.

      Section 8.9. Counterpart Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

      Section 8.10. Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provision of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provisions which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provisions in this Agreement.

      Section 8.11. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers will be entitled to specific performance of the obligations of the Company under this Agreement and the Company will be entitled to specific performance of the obligations of the Purchasers hereunder. Each of the Company and the Purchasers agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

                             NOTICE TO ALL INVESTORS

      PRIOR TO SALE, EACH PURCHASER AND SUCH PURCHASER'S REPRESENTATIVE, IF ANY, ARE INVITED TO ASK QUESTIONS OR TO SEEK ADDITIONAL INFORMATION FROM THE COMPANY. SUCH QUESTIONS OR REQUESTS FOR INFORMATION SHOULD BE DIRECTED TO MICHAEL L. HARTZMARK, THE PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE COMPANY, AND WILL BE ANSWERED OR ADDITIONAL INFORMATION WILL BE PROVIDED TO THE EXTENT THAT THE COMPANY IS ABLE TO DO SO WITHOUT UNREASONABLE EFFORT OR EXPENSE. NO PERSON OTHER THAN OFFICERS AND DIRECTORS OF THE COMPANY ARE AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY STATEMENT NOT CONTAINED HEREIN. ANY INFORMATION OR STATEMENT NOT CONTAINED HEREIN CANNOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF ITS PROFESSIONAL ADVISORS.

      THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SHARES ARE SUBJECT TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE ACCURACY OR ADEQUACY OF THE DISCLOSURE MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed.

                                       COMPANY:

                                       CRAGAR INDUSTRIES, INC.



                                       By: /s/ Michael L. Hartzmark

                                           Michael L. Hartzmark
                                           Title: President, Treasurer & CEO

          SCHEDULE 4.1(c) -- CAPITALIZATION, RIGHTS, WARRANTS, OPTIONS

A.    CAPITALIZATION


      The Company is authorized to issue 5,000,000 shares of Common Stock and 200,000 shares of Preferred Stock. As of January 16, 1998, 2,482,865 shares of Common Stock and no Convertible Preferred Stock were issued and outstanding.


B.    RIGHTS, WARRANTS AND OPTIONS



                        EMPLOYEE     CONSULTANT    DIRECTOR      "A"         "C"         IPO
     INDIVIDUAL          OPTIONS      OPTIONS       OPTIONS    WARRANTS   WARRANTS    WARRANTS
TONY BARRETT              23,500
MICHAEL BURROUGHS         25,000
MICHAEL BUSHEY                                                              8,400
TONY CORTES               19,000
BOB DEYOUNG                3,000
SID DWORKIN                                          7,400                              1,500
EDWARD FABER                                         6,000
PHYLLIS FROIMSON                                     2,100      5,250
MICHAEL HARTZMARK         40,000
HARTZMARK & CO.                                                                         1,500
VINOD JOSHI                                                     2,625
DONALD MCINTYRE                                      6,000
MICHAEL MILLER            25,000
PHILIP PETERSEN            1,000
RFD ASSOCIATES                                                              2,100
ROYAL BANK OF                                                               8,400
SCOTLAND
VICTOR SCARAVILLI                                    2,100
PAUL SCIARRINO                                                              2,100
JAMES SCHOKE                                         4,200
MARK SCHWARTZ                                        8,100
KEN WATERS                             15,000
PUBLIC WARRANTS                                                                       977,500
UNDERWRITER                                                                            85,000
WARRANTS
TOTAL:                   136,500       15,000       35,900      7,875      21,000   1,065,500

Options to be exercised at prices between $5.14 and $5.60, some have not vested.

"A" Warrants to purchase shares at $1.43 before 12/31/99

"C" Warrants to purchase shares at $3.25 before 6/30/2000

Public Warrants to purchase shares at $6.60 before 12/22/2001

Underwriter Warrants to purchase one share of stock and warrant at $6.60 for $7.32 before 12/22/2000

                      SCHEDULE 4.1(g) -- LEGAL PROCEEDINGS


     See the Company's Form 10-Q for the Quarter Ended September 30, 1997.

                   SCHEDULE 4.1(i) -- NO DEFAULT OR VIOLATION

      In a letter dated December 5, 1997 to the Company from Norwest Business Credit, Inc. the Company was informed that it had failed to meet the Net Income and Adjusted Net Worth requirements of the Credit Agreement. These violations of the covenants were deemed Events of Default pursuant to Section 8.1(d) of the Credit Agreement. Norwest continues to lend to the Company, but there is no assurance it will advance funds in the future. The Company has sought alternative bank financing should Norwest decide to terminate its relationship with the Company. The Company has received three proposals from alternative sources and continues to seek alternative financing arrangements, however, should the Company need it, there can be no assurance of the Company being able to secure alternative financing.

      Listing Agreement with Nasdaq - failure to maintain minimum capital and surplus.

      Listing Agreement with Boston Stock Exchange - failure to maintain minimum capital requirement.

                                EXHIBIT A

                            LIST OF PURCHASERS


                                AMOUNT OF
PURCHASERS:                      SHARES:               PURCHASE PRICE:
-----------                     ---------              ---------------
Central Fill Pharmacy
     Alvin Konigsberg              1,000                    $100,000
Phillis J. Cohen                   1,000                    $100,000
Kenneth M. Reichle, Jr.              500                     $50,000
Virgina Meade                        500                     $50,000
Beverly Segal                        500                     $50,000
Eileen D. Berke                    1,000                    $100,000
James M. Persky                      250                     $25,000
Gee Gee Morgan                       250                     $25,000
Lee Hartzmark                      5,000                    $500,000
Sidney Dworkin                     5,000                    $500,000
Mark Schwartz                      2,500                    $250,000
Harry Schwartz                     2,500                    $250,000

     TOTAL:                                               $2,000,000

                                    EXHIBIT B

                           CERTIFICATE OF DESIGNATION


                                See Exhibit 3.1

                                    EXHIBIT C

                    FORMS OF CONVERSION OR REDEMPTION NOTICE

                                    EXHIBIT D

                   WARRANT TO PURCHASE COMMON STOCK (ISSUANCE)


                                See Exhibit 4.2

                                    EXHIBIT E

                  WARRANT TO PURCHASE COMMON STOCK (REDEMPTION)